(MULTICURRENCY--CROSS BORDER)

                                    ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                     dated as of _____________________ 2005

                                        PERPETUAL TRUSTEES VICTORIA
NATIONAL AUSTRALIA BANK                 LIMITED (ABN 47 004 027 258) IN ITS
LIMITED (ABN 12 004 044 937)            CAPACITY AS TRUSTEE OF THE INTERSTAR
("PARTY A")                             MILLENNIUM SERIES 2005-1G TRUST (IN THAT
                                        CAPACITY, "PARTY B")

                                      AND

INTERSTAR SECURITISATION
MANAGEMENT PTY LTD (ABN 56
100 346 898) (THE "TRUST MANAGER")
------------------------------------    ----------------------------------------

have entered and/or anticipate entering into one or more transactions (each a
"Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those
Transactions.

Accordingly, the parties agree as follows:--

1.   INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any
Confirmation and this Master Agreement (including the Schedule), such
Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   OBLIGATIONS

(a) GENERAL CONDITIONS.

     (i) Each party will make each payment or delivery specified in each
     Confirmation to be made by it, subject to the other provisions of this
     Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant
     Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1)
     the condition precedent that no Event of Default or Potential Event of
     Default with respect to the other party has occurred and is continuing, (2)
     the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3)
     each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local
Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) NETTING. If on any date amounts would otherwise be payable:--

     (i)  in the same currency; and

     (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) DEDUCTION OR WITHHOLDING FOR TAX.

     (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

          (1) promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

2 ISDA(R) 1992

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However,
          X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

               (B) the failure of a representation made by Y pursuant to Section
               3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii) LIABILITY. If:--

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against
          X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest
(before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) BASIC REPRESENTATIONS.

     (i) STATUS. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

     (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support
     Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

3 ISDA(R) 1992

     (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit
     Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any
     Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default
or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit
Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such
Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material aspect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule or any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this
     Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification,

in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

4 ISDA(R) 1992

(b) MAINTAIN AUTHORIZATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit
Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this
Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this
Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp
Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an
"Event of Default") with respect to such party:--

     (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e)
     required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section
     4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) CREDIT SUPPORT DEFAULT.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such
          Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) MISREPRESENTATION. A representation (other than a representation under
     Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this
     Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

5 ISDA(R) 1992

     (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support
     Provider of such party or any applicable Specified Entity of such party (1)
     defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that
     Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable
     Threshold Amount (as specified in the Schedule) which has resulted in such
     Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii)MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this
          Agreement; or

6 ISDA(R) 1992

          (2) the benefits of any Credit Support Document fail to extend
          (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii)
below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

     (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the
     Affected Party):--

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such
          Transaction or to comply with any other material provision of this
          Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such
          Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in
     Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled
     Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e),
     6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of
     Section 2(d)(i)(4)(A) or (B));

     (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section
     2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or
     6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit
     Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such
     Specified Entity, as the case may be, immediately prior to such action
     (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is
     specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an
Illegality, it will be treated as an Illegality and will not constitute an

7 ISDA(R) 1992

Event of Default.

6.   EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of
Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of
Default, designate a day not earlier than the day such notice is effective as an
Early Termination Date in respect of all outstanding Transactions. If, however,
"Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an
Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

     (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected
     Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the
     Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its
     Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a
     Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination
     Event.

     (iv) RIGHT TO TERMINATE. If:--

          (1) a transfer under Section 6(b)(ii) or an agreement under Section
          6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

     either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected
     Party, or the party which is not the Affected Party in the case of a Credit
     Event Upon Merger or an Additional Termination Event if there is only one
     Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early
     Termination Date in respect of all Affected Transactions.

(c) EFFECT OF DESIGNATION.

8 ISDA(R) 1992

     (i) If notice designating an Early Termination Date is given under Section
     6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination
     Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination
     Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) CALCULATIONS.

     (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) PAYMENT DATE. An amount calculated as being due in respect of any
     Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early
     Termination Date which is designated or occurs as a result of an Event of
     Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early
     Termination Date which is designated as a result of a Termination Event).
     Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the
     Termination Currency, from (and including) the relevant Early Termination
     Date to (but excluding) the date such amount is paid, at the Applicable
     Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply.
The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:--

          (1) First Method and Market Quotation. If the First Method and Market
          Quotation apply, the Defaulting Party will pay to the Non-defaulting
          Party the excess, if a positive number, of (A) the sum of the
          Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent
          of the Unpaid Amounts owing to the Non-defaulting Party over (B) the
          Termination Currency Equivalent of the Unpaid Amounts owing to the
          Defaulting Party.

          (2) First Method and Loss. If the First Method and Loss apply, the
          Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and
          Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency
          Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts
          owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

9 ISDA(R) 1992

          (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the
          Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) TERMINATION EVENTS. If the Early Termination Date results from a
     Termination Event:--

          (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if
          Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the
          Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all
          Terminated Transactions.

          (2) Two Affected Parties. If there are two Affected Parties:--

               (A) if Market Quotation applies, each party will determine a
               Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the
               Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid
               Amounts owing to Y; and

               (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions)
               and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the
               Loss of the party with the lower Loss ("Y").

          If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to
          Y.

     (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early
     Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   CONTRACTUAL CURRENCY

10 ISDA(R) 1992

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment
(the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the
Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual
Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual
Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this
Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this
Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual
Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the
Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.
The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the
Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this
Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.   MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this
Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and
6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

11 ISDA(R) 1992

     (ii) The parties intend that they are legally bound by the terms of each
     Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such
Multibranch Party may make and receive payments or deliveries under any
Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and
Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this
Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the
Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii)if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

12 ISDA(R) 1992

unless the date of delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local
Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States
     District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New
     York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil
Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of
Proceedings in any one or more jurisdictions preclude the bringing of
Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's
Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets
(irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all
Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

13 ISDA(R) 1992

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii))
on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default
Rate; and

(d) in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section
6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such
Tax and the recipient of such payment or a person related to such recipient
(including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this
Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and
"LAWFUL" and "UNLAWFUL" will be construed accordingly.

14 ISDA(R) 1992

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated
Transactions, as the case may be, and a party, the Termination Currency
Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number)
in connection with this Agreement or that Terminated Transaction or group of
Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3)
or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its
Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference
Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent)
by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of
Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent)
will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early
Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obligated to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the
Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated
Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

15 ISDA(R) 1992

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this
Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination
Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated
Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any
Unpaid Amounts) for each Terminated Transaction or group of Terminated
Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise)
in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction
(including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified
Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

16 ISDA(R) 1992

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a)
if resulting from a Termination Event, all Affected Transactions and (b) if
resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early
Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the
"Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early
Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional
Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination
Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section
2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early
Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section
2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to
(but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

17 ISDA(R) 1992

PARTY A

SIGNED on behalf of                        )
NATIONAL AUSTRALIA BANK LIMITED            ) -----------------------------------
by its attorneys under power of attorney   ) Signature
in the presence of:                        )
                                             -----------------------------------
                                             Print name

----------------------------------------
Witness

----------------------------------------
Print name

PARTY B

SIGNED on behalf of                        )
PERPETUAL TRUSTEES VICTORIA LIMITED        ) -----------------------------------
by its attorney under power of attorney    ) Signature
in the presence of:                        )
                                             -----------------------------------
                                             Print name

----------------------------------------
Witness

----------------------------------------
Print name

TRUST MANAGER

SIGNED on behalf of                        )
INTERSTAR SECURITISATION
MANAGEMENT PTY LIMITED                     ) -----------------------------------
by its attorney under power of attorney    ) Signature
in the presence of:                        )
                                             -----------------------------------
                                             Print name

----------------------------------------
Witness

----------------------------------------
Print name

18 ISDA(R) 1992

INTEREST RATE SWAP SCHEDULE
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                                    SCHEDULE

                                     TO THE

                              ISDA MASTER AGREEMENT

                       DATED AS OF                    2005
                                   ------------------

BETWEEN

NATIONAL AUSTRALIA BANK LIMITED (ABN 12 004 044 937)  ("PARTY A")

PERPETUAL TRUSTEES VICTORIA LIMITED (ABN 47 004 027 258) IN ITS CAPACITY AS
TRUSTEE OF THE INTERSTAR MILLENNIUM SERIES 2005-1G TRUST (IN THAT CAPACITY,
"PARTY B")

AND

INTERSTAR SECURITISATION MANAGEMENT PTY LTD (ABN 56 100 346 898) (THE "TRUST
MANAGER")

PART 1: TERMINATION PROVISIONS

In this Agreement:

(a)  "SPECIFIED ENTITY" does not apply in relation to Party A or Party B.

(b)  "SPECIFIED TRANSACTION" is not applicable.

(c)  The provisions of:

     Section 5(a)(ii)

     Section 5(a)(iii)

     Section 5(a)(iv)

     Section 5(a)(v)

     Section 5(a)(vi)

     Section 5(a)(viii)

     will not apply to Party A or Party B.

     For the purposes of Section 5(a)(i), it shall not be a failure to make a payment under that Section to the extent that Break Costs are payable under clause 6.5(a) of the Series Notice but there are insufficient funds to pay those Break Costs.

(d)  "TERMINATION CURRENCY" means Australian dollars.

(e)  The "BANKRUPTCY" provisions of Section 5(a)(vii) are replaced by "An
     Insolvency Event has occurred in respect of the party". The occurrence of an Insolvency Event in respect of Party B in its personal capacity will not constitute an Event of Default provided that, within 30 days of that occurrence, Party B and the Trust Manager are able to procure the novation

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INTEREST RATE SWAP SCHEDULE
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     of this Agreement and all Transactions to a third party in respect of which each Designated Rating Agency confirms that the novation will not result in the downgrading of any Notes.

(f)  The provisions of:

     Section 5(b)(ii)

     Section 5(b)(iii)

     Section 5(b)(iv)

     will not apply to Party A or Party B.

(g)  The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A or Party B.

(h)  In the "TRANSFER TO AVOID TERMINATION EVENT" provision of Section 6(b)(ii), after the words "another of its Offices or Affiliates" on the seventh line add "(in respect of which each Designated Rating Agency confirms that the transfer will not result in the downgrading of any Notes)".

(i)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement:

     (i)  Market Quotation will apply.

     (ii) The Second Method will apply.

(j)  ADDITIONAL TERMINATION EVENT. For the purposes of Section 5(b)(v), each
     Default Event will be an Additional Termination Event and Party B will be the Affected Party for such Additional Termination Event.

(k)  Add the following new paragraph to the end of Section 7:

     "Notwithstanding the other provisions of this Section 7, in the event that a trustee is appointed as a successor to Party B under the Master Trust
     Deed and the Series Notice ("SUCCESSOR TRUSTEE"), Party A undertakes that it shall (unless, at the time the Successor Trustee is so appointed, Party
     A is entitled to terminate the Transaction under Section 6, in which case it may) execute a novation agreement novating to the Successor Trustee the
     Transaction on the same terms or on other terms to be agreed between Party
     A, Party B and the Successor Trustee, and give written notice to each
     Designated Rating Agency of such novation.".

(l)  Replace Section 5(a)(i) with:

     "(i) FAILURE TO PAY OR DELIVER. Failure by the party to make when due any payment under this Agreement or delivery under Section 2(a)(i) or 2(e)
     required to be made by it if such failure is not remedied at or before
     10:00am on the tenth Local Business Day after the due date, except that:

          (A) no Event of Default shall result from Party B's failure to pay an amount due under this Agreement where Party B has sufficient funds with its bankers with which the bank accounts of the Trust are held and has given instructions to those bankers to make that payment, and that payment would have been made but for temporary technical or administrative difficulties outside the control of Party B (as certified by the Trust Manager on behalf of Party B in a written

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INTEREST RATE SWAP SCHEDULE
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          notice to Party A within 10 Local Business Days after the due date or immediately thereafter); and

          (B) in the event that sub-paragraph (A) applies, Party A has no obligation to make a corresponding payment under this Agreement until such time as it actually receives funds from Party B;".

PART 2: TAX REPRESENTATIONS

(a)  PAYER TAX REPRESENTATION. For the purpose of Section 3(e), Party A and
     Party B make the following representation:

     It is not required by any applicable law (other than pursuant to any notice served under section 218 of the Income Tax Assessment Act (Commonwealth) or
     any equivalent State or Territory provision), as modified by the practice of any relevant governmental revenue authority, of any Relevant
     Jurisdiction to make any deduction or withholding for or on account of any
     Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or
     6(e) of this Agreement) to be made by it to the other party under this
     Agreement. In making this representation, it may rely on:

     (i)  the accuracy of any representations made by the other party pursuant to Section 3(f);

     (ii) the satisfaction of the agreement of the other party contained in
          Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or
          4(a)(iii); and

     (iii) the satisfaction of the agreement of the other party contained in
          Section 4(d),

     PROVIDED that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)  PAYEE TAX REPRESENTATION.

     For the purpose of Section 3(f), Party A makes the following representation and Party B will make the following representation:

     "It is an Australian resident and does not derive the payments under this
     Agreement in part or whole in carrying on business in a country outside
     Australia at or through a permanent establishment of itself in that country".

PART 3: DOCUMENTS TO BE DELIVERED

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)  Tax forms, documents or certificates to be delivered are:

     Any document or certificate reasonably required or reasonably requested by a party in connection with its obligations to make a payment under this

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INTEREST RATE SWAP SCHEDULE
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     Agreement which would enable that party to make the payment free from any deduction or withholding for or on account of Tax or as would reduce the rate at which deduction or withholding for or on account of Tax is applied to that payment.

     PARTY REQUIRED TO DELIVER:         Party A and Party B

     DATE BY WHICH TO BE DELIVERED:     On the earlier of:

                                        (a)  learning that such document or
                                             certificate is required; and

                                        (b)  as soon as reasonably practicable
                                             following a request by the other
                                             party.

(b)  Other documents to be delivered are:

     (i)  A copy of a power of attorney authorising execution by the attorney of this Agreement.

          PARTY REQUIRED TO DELIVER:         Party A, Party B and the Trust
                                             Manager

          DATE BY WHICH TO BE DELIVERED:     On execution of this Agreement;

     (ii) A list of authorised signatories for the party and evidence satisfactory in form and substance to the other party of the authority of the authorised signatories of the party to execute any Confirmation on behalf of the party.

          PARTY REQUIRED TO DELIVER:         Party A, Party B and the Trust
                                             Manager

          DATE BY WHICH TO BE DELIVERED:     On execution of any relevant
                                             Confirmation (as the case may be).

     (iii) Party A's annual report containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with accounting principles that are generally accepted in the Commonwealth of Australia, and such other public information in respect of its condition or operations, financial or otherwise, as the other parties may reasonably request from time to time.

          PARTY REQUIRED TO DELIVER:         Party A

          DATE BY WHICH TO BE DELIVERED:     as soon as reasonably practicable
                                             following a request by Party B or
                                             the Trust Manager.

     (iv) A copy of the Master Trust Deed, the Series Notice and the Security
          Trust Deed and any Information Memorandum relating to the Trust.

          PARTY REQUIRED TO DELIVER:         Trust Manager

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INTEREST RATE SWAP SCHEDULE
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          DATE BY WHICH TO BE DELIVERED:     On execution of this Agreement.

     (v)  A copy of any document amending or varying any of the terms of any of the documents referred to in sub paragraph (iv).

          PARTY REQUIRED TO DELIVER:         Trust Manager

          DATE BY WHICH TO BE DELIVERED:     promptly upon any such document
                                             becoming effective in accordance
                                             with its terms.

     Each of the foregoing documents is covered by the representation contained in Section 3(d) of this Agreement.

PART 4: MISCELLANEOUS

     (a)  ADDRESS FOR NOTICES. For the purpose of Section 12(a):

     Address for notices or communications to Party A:

     Address:   Level 16
                500 Bourke Street
                Melbourne  VIC  3000

     Attention: Manager, Documentation

     Fax No:    (03) 1300 731 776

     For all purposes

     Address for notices or communications to Party B:

     Address:   Level 7
                9 Castlereagh Street
                Sydney NSW 2000

     Attention: Manager, Securitisation

     Fax No:    (02) 8256 1422

     Address for notices or communications to the Trust Manager:

     Address:   Level 10
                101 Collins Street
                Melbourne  VIC  3000

     Attention: Chief Financial Officer

     Fax No:    (03) 9614 6226

(B)  PROCESS AGENT.  For the purposes of Section 13(c):

     Party A appoints as its Process Agent - Not Applicable

     Party B appoints as its Process Agent - Not Applicable

(C)  OFFICES. The provisions of Section 10(a) will not apply to this Agreement.

(D)  MULTIBRANCH PARTY. For the purposes of Section 10(c) of this Agreement:

     Party A is not a Multibranch Party.

     Party B is not a Multibranch Party.

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(e)  CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f)  CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:

     in relation to Party A - Nil

     in relation to Party B - Security Trust Deed.

(g)  CREDIT SUPPORT PROVIDER.  Credit Support Provider means:

     in relation to Party A - Nil

     in relation to Party B - Nil

(h)  GOVERNING LAW. This Agreement is governed by and construed in accordance with the laws of New South Wales, and Section 13(b)(i) is deleted and replaced with the following: "submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them."

(i)  NETTING OF PAYMENTS. Sub-paragraph (ii) of Section 2(c) of this Agreement will not apply to the following Transactions (in each case starting from the date of this Agreement): All Transactions being Australian dollar interest rate swaps or derivatives, unless otherwise agreed.

(j)  "AFFILIATE" will have the meaning specified in Section 14. For the purpose of Section 3(c), each of Party A and Party B is deemed not to have any
     Affiliates.

PART 5: OTHER PROVISIONS

(a)  This Agreement, each Confirmation and each Transaction are subject to the
     2000 ISDA Definitions (as published by the International Swaps &
     Derivatives Association, Inc.) as amended from time to time (the "ISDA
     DEFINITIONS"), and will be governed in all respects by any provisions set forth in the ISDA Definitions. The provisions of the ISDA Definitions are incorporated by reference in, and shall be deemed to be a part of, this
     Agreement and each Confirmation.

(b)  In the event of any inconsistency between any two or more of the following documents, they shall take precedence over each other in the following descending order:

     (i)  any Confirmation;

     (ii) the Schedule to the Master Agreement;

     (iii) the other provisions of the Master Agreement;

     (iv) the ISDA Definitions.

(c)  The parties acknowledge that telephone conversations between them may be recorded and each party consents to such recordings being used as evidence in court proceedings.

(d)  (i) With respect to each Transaction entered into pursuant to this
     Agreement and for the purposes of Section 9(e)(ii), Party A will, on or promptly after the relevant Trade Date, send Party B (with a copy to

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INTEREST RATE SWAP SCHEDULE
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          the Trust Manager) a confirmation confirming that Transaction and both
          Party B and the Trust Manager must promptly then confirm the accuracy of or request the correction of such Confirmation.

     (ii) Party B enters into each Transaction in its capacity as trustee of the
          Trust.

(e)  Replace Section 1(c) with the following:

     "All Transactions are entered into in reliance on the fact that this Master
     Agreement and all Transactions (as evidenced by their Confirmations) form a single contract (collectively referred to as this "AGREEMENT") and the parties would not otherwise enter into any Transactions. The entering into of each Transaction takes effect as an amendment to this Agreement (but no such amendment is effective to defeat or prejudice the operation of Section
     16)."

(f)  In Section 2(a)(i) add the following sentence:

     "Each payment will be by way of exchange for the corresponding payment or payments payable by the other party".

(g)  In Section 2(a)(ii) insert immediately after the words "freely transferable funds" the following words:

     ", free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement)."

(h)  New Sections 2(a)(iv) and 2(a)(v) are inserted as follows:

     "(iv) The condition precedent in Section 2(a)(iii)(1) does not apply to a payment due to be made to a party if it has satisfied all its payment and delivery obligations under Section 2(a)(i) and has no future payment or delivery obligations, whether absolute or contingent under
          Section 2(a)(i).

     (v)  Where:

          (1)  payments are due pursuant to Section 2(a)(i) by Party A to Party
               B (the "PARTY A PAYMENT") and by Party B to Party A (the "PARTY B
               PAYMENT") on the same day; and

          (2)  the Security Trust Deed applicable to Party B's obligations and entitlement referred to in Section 2(a)(v)(1) has become, and remains at that time, enforceable,

          then Party A's obligation to make the Party A payment to Party B shall be subject to the condition precedent (which shall be an "applicable condition precedent" for the purpose of Section 2(a)(iii)(3)) that
          Party A first receives either:

          (3)  the Party B payment; or

          (4)  confirmation from Party B's bank that it holds irrevocably instructions to effect payment of the Party B payment and that funds are available to make that payment."

(i)  Section 3(a)(v) of this Agreement is modified by adding in the fourth line thereof the words "including without limitation in the case of Party A being an authorised deposit taking institution authorised to carry on banking

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     business in the Commonwealth of Australia, Subsection 13A(3) of the Banking
     Act 1959 (Cth) and Section 86 of the Reserve Bank Act 1959 (Cth) or any
     amending or replacement legislation as may be in effect" after the word
     "generally".

(j)  The parties agree that, for the purpose of Section 2(b) of the Agreement,
     "Change of Account", any new account so designated shall be in the same tax jurisdiction as the original account.

(k)  In Section 3 add the following new paragraphs immediately after paragraph
     (f):

     "(g) NON ASSIGNMENT. It has not assigned (whether absolutely, in equity or otherwise) or declared any trust over any of its rights under this
          Agreement or any Transaction (other than, in respect of Party B, the trusts created pursuant to the Master Trust Deed) and has not given any floating charge over its rights under this Agreement or any
          Transaction in the case of Party A, or the assets of the Trust (other than under the Security Trust Deed), in the case of Party B.

     (h)  CONTRACTING AS PRINCIPAL. Subject to Section 16, it enters into all
          Transactions as principal (in the case of Party A) and as trustee (in the case of Party B), and not otherwise."

(l)  In Section 4 add three new paragraphs as follows:

     "(f) CONTRACTING AS PRINCIPAL. Subject to Section 16, Party A will enter into all Transactions as principal and not otherwise and Party B will enter into each Transaction in its capacity as trustee of the Trust and not otherwise.

     (g)  NON-RELIANCE. It is acting for its own account (in the case of Party
          B, as trustee of the Trust), and it has made its own independent decisions to enter into each Transaction and as to whether each
          Transaction is appropriate or proper for it based upon its own judgment (and, in the case of Party B, also on the judgment of the
          Trust Manager) and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into a Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of a Transaction.

     (h)  EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of each Transaction. It is also capable of assuming, and assumes, the financial and other risks of each Transaction."

(m)  Insert a new Section 4(i) as follows:

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     "Each party agrees and consents to the communication and disclosure of all information in respect of this Agreement and any Transaction and all matters incidental hereto and thereto by the other party, provided such communication and disclosure is:

     (i)  for risk management and administrative purposes; or

     (ii) required by any applicable law or regulation or any court or regulatory or any other authority of competent jurisdiction; or

     (iii) for the purposes of or contemplated by the Transaction Documents."

(n)  In Section 6:

     (i)  Add the following sentences at the end of the first paragraph of
          Sections 6(b)(ii):

          "However, if Party A is the Affected Party, then Party A, if so requested by the Trust Manager, will use reasonable efforts to make such a transfer to an Affiliate (as that expression is defined in
          Section 14 disregarding any modification made by this Agreement). If
          Party B is the Affected Party, then Party B shall make such efforts to effect a transfer in accordance with this Section 6(b)(ii) as it is able to make by application of funds held by it as trustee of the
          Trust being funds available for such application in accordance with the provisions of the Master Trust Deed, the Notice of Creation of
          Trust and the Series Notice."

     (ii) Add the following sentence at the end of the last paragraph of Section
          6(b)(ii):

          "However, consent may be withheld if the other party considers that its credit exposure to the transferor would be adversely affected by the transfer."

     (iii) Delete the last sentence of the first paragraph in Section 6(e).

(o)  Section 7 (other than the new paragraph inserted under Part 1(k)) is deleted and replaced with the following:

     "7.  TRANSFER

          (a)  Neither the interests nor obligations of any party in or under this Agreement (including any Transaction) are capable of being assigned or transferred (whether at law, in equity or otherwise), charged or the subject of any trust or other fiduciary obligation
               (other than, in respect of Party B, the trusts and fiduciary obligations created under the Master Trust Deed and the security given under the Security Trust Deed). Any action by a party which purports to do any of these things is void.

          (b)  Nothing in this Section 7:

               (i)  restricts a transfer by a party under Section 6(b)(ii);

               (ii) restricts a transfer by a party of its interests and
                    obligations in or under this Agreement (including any

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                    Transaction) pursuant to a consolidation or amalgamation
                    with or merger into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

               (iii) restricts a novation of the interests and obligations of a party in or under this Agreement (including any
                    Transaction); or

               (iv) restricts a transfer by a party of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

          (c)  Unless otherwise agreed by the parties and each Designated Rating
               Agency, any transfer or assignment pursuant to this Section 7 must be made to an entity in respect of which each Designated
               Rating Agency confirms that such transfer or assignment will not result in a reduction or withdrawal of the then rating of any outstanding Notes.

          (d)  Each party acknowledges that the other parties enter into this
               Agreement and each Transaction on the basis that this Section 7 must be strictly observed and is fundamental to the terms of this
               Agreement (including each Transaction)."

(p)  In Section 9(b) the first word "No" is replaced with:

     "Except to the extent that the entering into of each Transaction takes effect as an amendment to this Agreement (in the manner and subject to the qualification referred to in Section 1(c), as varied by Part 5(e) of the
     Schedule), no amendment may be made unless notice of it is given to each
     Designated Rating Agency and each Designated Rating Agency confirms that the amendment will not result in the downgrading of any Notes and no".

(q)  CONFIRMATION. Notwithstanding the provisions of Section 9(e)(ii), where a
     Transaction is confirmed by means of facsimile, an electronic messaging system or telex, such message will constitute a Confirmation even where not so specified in that Confirmation.

(r)  Section 12 is amended as follows:

     (i)  In Section 12(a), delete the words "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)" in lines 2 and 3.

     (ii) Section 12(a)(iii) is replaced with:

          "(iii) if sent by facsimile transmission, on the date a transmission report is produced by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section, unless the recipient notifies the sender within one Local Business Day of the facsimile being

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               sent that the facsimile was not received in its entirety and in legible form."

     (iii) Insert an additional Section 12(a)(vi):

          "(vi) if sent by ordinary mail, on the third (seventh, if posted to or from a place outside Australia) day after posting."

(s)  Any reference to a:

     (i)  "Swap Transaction" in the ISDA Definitions is deemed to be a reference to a "Transaction" for the purpose of interpreting this Agreement or any Confirmation; and

     (ii) "Transaction" in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" for the purpose of interpreting the
          ISDA Definitions.

(t)  In Section 14:

     (i)  replace the definition of "AFFECTED TRANSACTIONS" with the following:

          "AFFECTED TRANSACTIONS" means, with respect to a Termination Event, all Transactions; and

     (ii) insert the following definitions in alphabetical order.

          "DEFAULT EVENT" means an "Event of Default" (as defined in the
          Security Trust Deed) occurs which has not been remedied or waived by the Security Trustee in accordance with the Security Trust Deed and the Security Trustee has exercised its rights under clause 8.2 of the
          Security Trust Deed.

          "MASTER TRUST DEED" means the Master Trust Deed dated 2 December 1999 between Interstar Wholesale Finance Pty Limited (formerly Interstar
          Securities (Australia) Pty Limited) as trust manager and Party B as trustee (as amended in relation to the Trust).

          "SERIES NOTICE" means the Series Notice issued pursuant to the Master
          Trust Deed in relation to the Trust.

          "TRUST" means the Interstar Millennium Series 2005-1G Trust.

     (iii) insert the following additional paragraph at the end of Section 14:

          "Words and expressions which are defined or incorporated by reference in the Series Notice have the same meanings when used in this
          Agreement.".

(u)  TRUSTEE PROVISIONS. Insert the following new Section 15 after Section 14:

     "15(a) TRUSTEE UNDERTAKINGS. Party B undertakes that it will:

          (i)  exercise its right of indemnity out of the assets of the Trust;

          (ii) observe its obligations under the Master Trust Deed and otherwise as trustee of the Trust;

          (iii) not do anything which could impair its right of indemnity out of the assets of the Trust; and

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          (iv) be in possession or control of sufficient assets of the Trust to enable it to meet its obligations under this Agreement.

     (b)  TRUSTEE REPRESENTATIONS. In addition to the representations in Section
          3, Party B represents to Party A (which representations will be deemed to be repeated at all times until termination of this Agreement) that:

          (i)  its execution and delivery of this Agreement, and of any document required or contemplated by this Agreement, and the performance of its obligations under this Agreement are authorised under the
               Master Trust Deed;

          (ii) it is the present and only trustee of the Trust;

          (iii) there is no restriction on its right of recourse or indemnity to or out of the assets for the time being of the Trust and nothing has happened which could impair its right of indemnity out of the assets of the Trust;

          (iv) its entry into this Agreement is for the benefit of and in the interests of the beneficiaries of the Trust; and

          (v)  it is not in breach of any provision of the Master Trust Deed nor has it committed any breach of duty or trust in respect of the
               Trust.

     (c)  ROLE OF THE TRUST MANAGER. Subject to Section 16:

          (i)  Party A is not required to inquire into the authority of the
               Trust Manager or as to the validity of any communication
               purporting to be made by the Trust Manager and may act in
               reliance on it.

          (ii) The Trust Manager may, on behalf of Party B, arrange and monitor
               Transactions. Party B shall, at the direction of the Trust
               Manager, enter into such Transactions and novations of
               Transactions and execute Confirmations. Without limiting the generality of the foregoing, the Trust Manager shall provide copies of all communications to or by Party A under this
               Agreement to Party B. In the absence of manifest error, Party B shall be entitled to rely on a direction as set out in this clause as conclusive evidence of the matters set out in it.

          (iii) Party B agrees that, so long as any party has or may have an obligation under this Agreement, it will be bound by any
               undertakings and representations made to Party A by the Trust
               Manager or in respect of Party B or this Agreement.

          (iv) Party A need not seek any confirmation from Party B personally
               (as opposed to the Trust Manager on behalf of Party B) that Party
               B is agreeable to entering into a Transaction before Party B enters into a Transaction.

          (v)  Party A may send Confirmations to the Trust Manager. Party B is taken to have received a Confirmation when the

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               Confirmation is received by the Trust Manager and Party B is bound by any Confirmation given by the Trust Manager.

          (vi) Party B waives any rights it might have to claim that:

               (1)  The Trust Manager does not have authority to enter into
                    Transactions, unless Party A is aware that the Trust Manager does not have authority; or

               (2)  Party A is liable for loss or liability Party B sustains from Transactions as a result of the Trust Manager entering those Transactions in circumstances (whether or not on
                    behalf of Party B) in which it should not have done so,
                    unless Party A is aware that the Trust Manager should not
                    have done so.

(v)  LIMITED LIABILITY. Insert the following new Section 16 after Section 15:

     "16. LIMITATION OF PARTY B'S LIABILITY

     (a)  Party B enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability incurred by Party B acting in its capacity as trustee of the Trust arising under or in connection with this Agreement is limited to and can be enforced against Party B only to the extent to which it can be satisfied out of property of the Trust out of which Party B is actually indemnified for the liability. This limitation of Party B's liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of Party B in any way connected with any
          representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

     (b)  The parties other than Party B may not sue Party B in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except in relation to the assets of the Trust), liquidator, administrator or similar person to Party B or prove in any liquidation, administration or arrangement of or affecting Party B
          (except in relation to the assets of the Trust).

     (c)  The provisions of this Section 16 shall not apply to any obligation or liability of Party B to the extent that it is not satisfied because under this Agreement or any other Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of
          Party B's indemnification out of the assets of the Trust, as a result of Party B's fraud, negligence or wilful default.

     (d)  It is acknowledged that the Trust Manager and the Servicer are responsible under the Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of Party B
          (including any related failure to satisfy its obligations or breach of representation or warranty under this Agreement) will be considered fraud, negligence or wilful default of Party B for the purpose of paragraph (c) of this Section 16 to the extent to which the act or omission was caused or contributed to by any failure by the Trust
          Manager, the Servicer or any other person who provides

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          services in respect of the Trust (other than a person whose acts or omissions Party B is liable for in accordance with the Transaction
          Documents) to fulfil its obligations relating to the Trust or by any other act or omission of the Trust Manager or any other person who provides services in respect of the Trust (other than a person whose acts or omissions Party B is liable for in accordance with the
          Transaction Documents) regardless of whether or not that act or omission is purported to be done on behalf of Party B.

     (e)  No attorney, agent, receiver or receiver and manager appointed in accordance with this Agreement has authority to act on behalf of Party
          B in a way which exposes Party B to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of Party B for the purpose of paragraph (c) of this
          Section 16, provided (in the case of any person selected and appointed by Party B) that Party B has exercised reasonable care in the selection of such persons."

(w)  CREDIT SUPPORT. Insert the following new Section 17:

     "17. CREDIT SUPPORT

     (a)  If Party A is downgraded to less than a short term credit rating of
          A-1 by S&P or a long term credit rating of A2 or a short term credit rating of P-1 by Moody's, Party A must:

          (i)  immediately, and at the cost of Party A, novate its obligations to a counterparty with a short term credit rating of at least A-1 by S&P and a short term credit rating of P-1 and a long term credit rating of at least A2 by Moody's; and

          (ii) if Party A's obligations have not been novated to another counterparty under subparagraph (i) within:

               (A)  where Party A is downgraded to less than a short term credit rating of A-1 by S&P, or less than a long term credit rating of A3 by Moody's, 30 days; or

               (B)  where Party A is downgraded to less than a short term credit rating of P-1 by Moody's, 5 Business Days,

               then it must cash collateralise (while the relevant downgrade subsists) its obligations under this Agreement as set out in
               Section 17(b).

     (b)  Where Party A must or elects to comply with Section 17(a)(ii), it shall, at its cost, deposit into the Standby Collateral Account
          (defined in (d) below) and maintain in the Standby Collateral Account
          (whilst the relevant downgrade subsists) sufficient funds to ensure that the amount standing to the credit of the Standby Collateral
          Account is equal to the greater of the following (the "CASH COLLATERAL
          AMOUNT"):

          (i)  zero;

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          (ii) an amount sufficient to maintain the credit rating of the Notes at the rating that was applicable to those Notes immediately prior to the review of Party A's credit rating;

          (iii) the amount of the next swap payment; and

          (iv) 1% of the aggregate Principal Amount of all Notes then outstanding.

     (c)  All interest on the Standby Collateral Account will accrue and be payable monthly to the party which provides the relevant amount standing to the credit of the Standby Collateral Account.

     (d)  Where Party B has not established a collateral account and Party A is required to deposit monies into a collateral account, the Trust
          Manager must direct Party B to establish, as soon as is practicable, and maintain, in the name of Party B an account with an Approved Bank which account shall be, for the purposes of Section 17(b) the "STANDBY
          COLLATERAL ACCOUNT".

     (e)  Party B may only make withdrawals from the Standby Collateral Account if directed to do so by the Trust Manager and then only for the purpose of:

          (i)  refunding to either Party A or Party B (whichever provided the relevant amount standing to the credit of the Standby Collateral
               Account) the amount of any reduction in the Cash Collateral
               Amount from time to time provided that each Designated Rating
               Agency has confirmed in writing that such refund will not result in the downgrading of any Note by it;

          (ii) withdrawing any amount which has been incorrectly deposited into the Standby Collateral Account;

          (iii) bank accounts debit tax or other equivalent Taxes payable in respect of the Standby Collateral Account; or

          (iv) funding the amount of any payment due to be made by Party A under this Agreement following the failure by Party A to make that payment.

     (f)  The Trust Manager must direct Party B to, and Party B must, refund or pay to Party A the amount of any payment which may be made to Party A under (e)(i) or (e)(ii) above as soon as such refund or payment is possible.

(x)  PAYMENTS UNDER THIS AGREEMENT. Insert the following new Section 18:

     "18. PAYMENTS UNDER THIS AGREEMENT

     Any payment under this Agreement by Party B to Party A is subject to clause
     29 of the Master Trust Deed, clause 6 of the Series Notice and clause 16 of the Security Trust Deed."

(y)  CODE OF BANKING PRACTICE. Insert the following new Section 19:

     "19. CODE OF BANKING PRACTICE (2003)

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     The parties to this Agreement agree that the Code of Banking Practice 2003 does not apply to this Agreement or any transaction or service under this
     Agreement."

Signed as an AGREEMENT.

PARTY A

SIGNED on behalf of                       )
NATIONAL AUSTRALIA BANK LIMITED           )
                                            ------------------------------------
by its attorney under power of attorney   ) Signature
in the presence of:                       )

                                            ------------------------------------
                                            Print name

---------------------------------------
Witness

---------------------------------------
Print name

PARTY B

SIGNED on behalf of                       )
PERPETUAL TRUSTEES VICTORIA LIMITED       )
                                            ------------------------------------
by its attorney under power of attorney   ) Signature
in the presence of:                       )

                                            ------------------------------------
                                            Print name

---------------------------------------
Witness

---------------------------------------
Print name

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TRUST MANAGER

SIGNED on behalf of                       )
INTERSTAR SECURITISATION                  )
MANAGEMENT PTY LIMITED                    )
                                            ------------------------------------
by its attorney under power of attorney   ) Signature
in the presence of:                       )

                                            ------------------------------------
                                            Print name

---------------------------------------
Witness

---------------------------------------
Print name

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